SCHEDULE 14A
                               (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 (Amendment No.         )

  Filed by Registrant  [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e) (2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


               (Name of Registrant as Specified In Its Charter)

                         UNITED FINANCIAL MORTGAGE CORP.
  ___________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [X]  No fee required.
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
  ___________________________________________________________________________
       (2) Aggregate numer of securities to which transactions applies:
  ___________________________________________________________________________
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ___________________________________________________________________________
       (4) Proposed maximum aggregate value of transaction:
  ___________________________________________________________________________
       (5) Total Fee Paid
  ___________________________________________________________________________
  [ ]  Fee paid previously with preliminary materials.
  [ ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  ___________________________________________________________________________
       (1) Amount Previously Paid:
  ___________________________________________________________________________
       (2) Form, Schedule or Registration Statement No:
  ___________________________________________________________________________
       (3) Filing Party:
  ___________________________________________________________________________
       (4) Date Filed:
  ___________________________________________________________________________

                       UNITED FINANCIAL MORTGAGE CORP.
                       600 Enterprise Drive, Suite 206
                          Oak Brook, Illinois 60523

                                July 31, 2001



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


 1. The Annual Meeting of Stockholders of United Financial Mortgage Corp. ("Company") will be held at the Hyatt Regency Oak Brook Hotel, 1909 Spring Road, Oak Brook, Illinois 60523 on Tuesday, August 21, 2001, at 2:00 p.m., for the following purposes:

 2. To elect five (5) directors;

 3. To  vote  on the  recommendation  of the  Board  of Directors  that  Craig
    Shaffer  and  Associates,  LTD.,  CPA  be  appointed  as  the   Company's
    independent auditors for Fiscal 2002, unless determined otherwise by the Board of Directors.

 4. To transact such other business as may properly come before the meeting.


                                    By Order of the Board of Directors,

                                    /S/ Robert S. Luce
                                    Robert S. Luce,
                                    Secretary

                       UNITED FINANCIAL MORTGAGE CORP.
                               PROXY STATEMENT

                                July 31, 2001

      The Board of Directors of United Financial Mortgage Corp. ("Company") is soliciting proxies from its stockholders for the annual meeting of stockholders to be held on August 21, 2001.

      You are entitled to vote at that meeting if you were a stockholder of record at the close of business on July 20, 2001. On July 20, 2001 there were 4,095,029 common shares outstanding. On or about July 31, 2001, the Company began mailing to all such stockholders a proxy card and this proxy statement.

      Your signed proxy card appoints Joseph Khoshabe and/or Robert S. Luce as proxy holders to vote your shares.

      If you sign and return your proxy card without giving voting direction, the proxy holders will vote your shares:

           (i) For all of the nominees for director listed in this proxy statement;

           (ii) For the appointment of Craig Shaffer and Associates, LTD., CPA as independent auditors for Fiscal 2002, unless otherwise determined by the Board of Directors.

      The proxy ballot form permits you to direct the proxy holders to withhold your votes from particular director nominees, and to vote "for", "against", or "abstain" from the appointment of auditors.

      Signing and returning your proxy ballot form will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previously voted proxy ballot form will be automatically revoked. You also may revoke your proxy ballot any time before it is voted by sending notice prior to the meeting to:

                        Corporate Stock Transfer, Inc.
                   3200 Cherry Creek Drive South, Suite 430
                            Denver, Colorado 80209

      If you submit more than one proxy ballot form, each later-dated proxy ballot form will revoke all previous proxies.

      The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed proxy ballot form.

      As far as the Company knows, the only matters to be brought before the meeting are those referred to in this proxy statement. As to any other matters presented at the meeting, if you send in a signed proxy ballot form, the proxy holders may vote your shares in their discretion.

      No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

      The five (5) nominees who receive the most votes will be elected to the five (5) open directorships, even if they get less than a majority of the votes. For approval of the appointment of Craig Shaffer and Associates, LTD., CPA. as auditors (Item 2) more shares must be voted "for" than "against" that proposal.

      Abstention with respect to Items 1 and 2 and will be counted as shares present at the meeting and will have the effect of a vote against the Items. Broker non-votes (that is, if the broker holding your shares in street name does not vote with respect to an Item) on Items 1 and 2 will not be counted as shares voted on the Item and will have no effect on the outcome of the vote on the Item.

      All proxies, ballots and tabulations that identify the vote of a particular stockholder are kept confidential, except as necessary: (i) to allow the inspectors of election to certify the voting results, or (ii) to meet certain legal requirements, for example, in the pursuit or defense of lawsuits.

      Comments written on proxies or ballots may be transcribed and provided to the Secretary of the Company with the name and address of the stockholder. The comments will be provided without reference to the vote of the stockholder, unless the vote is mentioned in the comment or disclosure of the vote is necessary to address the comment. At the Company's request, those counting votes may provide the Company with a list of stockholders that have not voted and periodic status reports on the aggregate vote. These status reports may include break-downs of vote totals by different types of stockholders.

                        ITEM 1: ELECTION OF DIRECTORS

      Nominees for director each were elected as directors at the Company's 2000 Annual Meeting of Shareholders, except for Elliot R. Jacobs and James
 R. Zuhlke who are new nominees. The terms of the directors will expire at the 2001 Annual Meeting. No person, other than the directors of the Company acting solely in that capacity, is responsible for the naming of the nominees. Robert Jones and Anthony DiMucci are not standing for reelection to the Board of Directors so as to pursue other business interests, and their decision is unrelated to any disagreement with management.

      Information as to each nominee follows. Unless otherwise indicated, each nominee has served for at least 5 years in the business position currently or most recently held.

                            NOMINEES FOR DIRECTORS

      Joseph Khoshabe - Director since 1986, Age 56
      Common Shares:   Beneficially owned 2,531,842

      Joseph Khoshabe has been President and Chief Executive Officer of the Company since its formation in 1986. Mr. Khoshabe is responsible for the day-to-day administration of all operating activities at the Company, including supervision of all loan origination activities; personnel management and financial matters affecting the Company. Prior to formation of the Company, Mr. Khoshabe was an executive with the Cracker Jack Division of Borden, Inc., where he was employed for approximately 17 years. Mr. Khoshabe holds a Bachelor of Arts Degree in Business Administration/Economics from Governors State University and a Bachelor of Science/Accounting from Tehran University.

      John A. Clark - Director since July 19, 1998, Age 53
      Member: Audit Committee and Stock Option Committee
      Common Shares: Beneficially owned 50,000

      John A. Clark retired as President and Chief Executive Officer of a Chicago area-banking group with $1.2 billion in assets in April of 1997. Mr. Clark has a B. S. degree from the University of Wisconsin at Stevens Point, Wisconsin.

      Robert S. Luce - Director since July 19, 1998, Age 54
      Member: Audit Committee and Stock Option Committee
      Common Shares: Beneficially owned 1,100

      Robert S. Luce is an attorney who has been practicing financial services law for 29 years. Mr. Luce did his undergraduate work at the University of Illinois and received his law degree from Loyola University School of Law (Chicago) in 1972. Mr. Luce was an attorney with the United States Securities and Exchange Commission from 1972 to 1976. Mr. Luce was an adjunct professor of law at Loyola University of Law (Chicago) in the area of securities regulations from 1972 to 1980. Mr. Luce has served as corporate counsel to Fortune 500 companies and has been a partner in two Chicago area law firms. Mr. Luce started his own law firm in 1989 and continues in that capacity.

      Elliot R. Jacobs - Director nominee, Age 56
      Common Shares: None Beneficially owned

      Elliot R. Jacobs is a highly respected professional in the mortgage banking industry. Mr. Jacobs is a frequent speaker and contributing author on topics for the Mortgage Bankers Association of America. Mr. Jacobs has been a director of the mortgage banking strategies group of First Fidelity Capital Markets, Inc. of Boca Raton, Florida since 1998. During the period from 1993 to 1998, Mr. Jacobs was the director of the Mergers and Acquisitions Group of CoreStates Capital Markets, a division of CoreStates Bank of Fort Lauderdale, Florida. Mr. Jacobs earned a B. S. in Accounting and an MBA in Management Information Systems, with honors, from the American University.

      James R. Zuhlke - Director nominee, Age 55
      Common Shares - None  beneficially owned

      James R. Zuhlke has over 22 years of experience as an insurance executive. During that time, Mr. Zuhlke started and managed seven different insurance companies, including both domestic and overseas captives. Mr.
 Zuhlke was founder, President and Chairman of the Board of Intercargo Corporation, which became publicly traded in 1988.

      Mr. Zuhlke currently is the President of Kingsway America, Inc.; a holding company for five operating subsidiaries of the Kingsway Financial Services Group, which Mr. Zuhlke assisted in becoming a public company in 1995.

      Mr. Zuhlke received his BBA from the University of Wisconsin in 1968 and also received his law degree (JD) from the University of Wisconsin in 1971.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information as to shares of voting stock of the Company beneficially owned by each director, each executive officer, and by all executive officers and directors of the Company. Except with respect to the J. K. Trust, the percentage of shares beneficially owned by any director or nominee, or by all directors and officers does not exceed 1%. Unless indicated otherwise in the footnotes below, all shares are directly owned as of August 6, 2001.

                                                   Amount and Nature of
                                                   Beneficial Ownership
                      Name                             of Shares (a)
                ---------------------              --------------------
                Joseph Khoshabe (a)                     2, 531,842
                Steve Y. Khoshabe (b)                        6,950
                John A. Clark (b)                           50,000
                Robert S. Luce(b)                            1,100
 ____________________________________
 (a) Held by the Joseph Khoshabe Trust under Trust Agreement, dated September 22, 1995 the ("J.K. Trust").
 (b)  Held beneficially.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock at the date of this Proxy Statement, by: (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, and (ii) the officers and directors of the Company beneficially owning such Common Stock. The Company believes that Mr. Joseph Khoshabe as trustee of the J.K. Trust has sole investment and voting power with respect to the shares beneficially owned by the J.K. Trust.

      Name and Address of
      Beneficial Owner                   Number of Shares   Percent Owned (1)
      -------------------                ----------------   -----------------
      J. K. Trust                            2,531,842           61.8%
      c/o United Financial Mortgage Corp.
      600 Enterprise Drive, Suite 206
      Oak Brook, Illinois 60523

      Laurence B. Woznicki                     384,870            9.4%
      c/o United Financial Mortgage Corp.
      600 Enterprise Drive, Suite 206
      Oak Brook, Illinois 60523
 _____________________________________

 (1) The computations exclude the issuance of 80,000 shares of Common Stock upon exercise of an underwriter's warrant; and 162,500 shares subject to option under the Company's stock option plan.

      The J.K. Trust is the principal shareholder of the Company. Mr. Khoshabe originally purchased the shares and then had them registered in the name of the J.K. Trust for estate planning purposes. Mr. Khoshabe as the trustee of the J.K. Trust is the beneficial owner of 2,531,842 shares of the Common Stock of the Company. In connection with the organization of the Company and its initial capitalization, the J.K. Trust paid a total of $103,070 for 100% of the Company's common stock. Therefore, the J.K. Trust purchased its ownership interest in the Company for $.051 per share.

            FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The Board currently has two active standing committees: Audit and Stock Plans Committee.

      The Audit Committee. The Audit Committee reviews the Company's annual financial statements and other financial information included in or incorporated by reference in the Company's Proxy Statement, 10-KSB and annual reports to stockholders. The Committee reviews recommendations by the independent auditors and internal auditors on accounting methods and internal controls. The Committee makes recommendations to the Board on various audits matters. The Committee reviews reports by the independent public accountants and internal auditors on compliance by management with laws and with the Company's business policies. The Committee may conduct independent inquiries. The Committee recommends to the Board the appointment of independent auditors. The Committee Members are John A. Clark and Robert
 S. Luce.

      The Stock Plans Committee. The Stock Plans Committee periodically reviews Management requests for grants of stock options and reviews plan administration matters. The Committee members are John A. Clark and Robert
 S. Luce.

      Since June 1, 2000, the Board of Directors met eleven times and each of the continuing directors attended at least 75% of the Board and of the committees of the Board on which he or she served.

                     DIRECTORS' COMPENSATION AND BENEFITS

      The following describes the compensation and benefits to be provided to directors for Fiscal 2001 ("Directors"):

      Non-employee director compensation and benefits include a meeting fee of $500.00 for attendance at each Board of Director's meeting and $250 for attendance at each board committee meeting.

                            EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth information on compensation earned in Fiscal 1997, 1998, 1999, 2000 and 2001 by Mr. Khoshabe and by each of the three most highly compensated executive officers (the "Named Executives") of the Company. Mr. Joseph Khoshabe, as an employee director, has waived the opportunity to receive any director compensation from the Company.

                          SUMMARY COMPENSATION TABLE
                             Annual Compensation


                                                          Other Annual
    Name and                                              Compensation
    Principal Position      Year    Salary      Bonus      (1)(2)(3)
 -------------------------- ----   --------   --------    ------------
 Joseph Khoshabe, President 2001   $250,000   $157,000       $ 10,354
                            2000   $250,000      -0-         $ 10,354
                            1999   $244,166   $ 47,561       $ 11,565
                            1998   $180,000      -0-         $  3,161
                            1997   $180,000      -0-         $  3,161

 Steve Y. Khoshabe,
 Executive Vice President   2001   $140,000      -0-         $  3,739
                            2000   $ 90,000      -0-         $  3,739
                            1999   $ 86,500      -0-         $  3,475
                            1998   $ 50,063      -0-         $  2,210
                            1997   $ 46,093      -0-         $  2,210

 ____________________________________
 (1) Includes: $10,354 for annual health insurance premiums for Mr. Joseph Khoshabe and his dependents.
 (2) Does not include a $25,000 annual car allowance payable to Mr. Joseph Khoshabe.
 (3) Does not include a $12,000 annual car allowance payable to Steve
     Khoshabe.


                              STOCK OPTION PLAN

      On December 19, 1993, the Company adopted a Non-Qualified and Incentive Stock Option Plan ("Plan") which provides for the grant of non-qualified stock options and incentive stock options. 500,000 shares of Common Stock have been reserved for issuance under the Plan. Non-qualified stock options for 162,500 shares have been granted to 42 employees at an option exercise price of $6.50 per share. Mr. Steve Khoshabe, the Executive Vice President of the Company was granted stock options for 70,000 shares.

                   EMPLOYMENT AGREEMENT FOR JOSEPH KHOSHABE


      The Company entered into an Employment Agreement with Mr. Joseph Khoshabe to retain his services to the Company as President and Chief Executive Officer. The Employment Agreement contains the following important terms:

      Term:                                   Five (5) Years (1)
      Annual Salary:                          $250,000
      Annual Increases:                       10%
      Health Insurance for Mr. Khoshabe
       and his family:                        Actual Cost (2)
      Car Allowance:                          Actual Cost (2)
      Long term Disability Insurance:         Actual Cost (2)
      Incentive Compensation:                 Additional compensation in the
                                              amount of ten percent (10%) of
                                              any increase in the Company's
                                              net income before income taxes
                                              as compared to the preceding
                                              fiscal year.

 _____________________________________
 (1) Commencing from May 26, 1998.
 (2) These items may increase in the future subject to premium costs.

      The Employment Agreement may be terminated by the Board of Directors only by unanimous vote and Mr. Khoshabe will be a member of the Board of Directors after election of directors at the 2001 Annual Meeting.

                         ITEM 2: APPROVAL OF AUDITORS

      Item 2 concerns the recommendation of the Board of Directors that Craig Shaffer and Associates, LTD, CPA be appointed auditors for Fiscal 2002, which is being presented to stockholders for approval. Representatives of Craig Shaffer and Associates, LTD, CPA will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders also are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the year ended April 30, 2001, all reporting persons complied with Section 16(a) filing requirements.

                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than March 31, 2002 to be included in the proxy statement and form of proxy relating to that meeting.

                                OTHER MATTERS

      Officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram, in addition to the use of the mails. None of these individuals will receive special compensation for these services which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses. Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 will assist in the distribution of proxy solicitation materials for a fee estimated at $3,000.00, plus out-of-pocket expenses. The Company will pay the cost of proxy solicitation.

                                  APPENDIX A

      The Summary of Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; the Financial Statements, including: Statements of Operations, Statements of Financial Position, Statement of Shareholders' Equity, and Statements of Cash Flows; Notes to Consolidated Financial Statements; and Independent Auditor's Report for the fiscal year ended April 30, 2001 are incorporated herein by reference from the Company's Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commissions on July 30, 2001.


                                    By Order of the Board of Directors

                                    /S/ Robert S. Luce
                                    Secretary, Robert S. Luce
                                    Dated:  July 31, 2001

                             PROXY BALLOT FORM
                       UNITED FINANCIAL MORTGAGE CORP.
             Proxy Solicited on Behalf of The Board of Directors
           For The Annual Meeting of Stockholders - August 21, 2001

      The undersigned appoints Joseph Khoshabe and Robert S. Luce and each of them, as proxies, with full power of substitution and revocation, to vote, as designated below, all the Common Stock of United Financial Mortgage Corp. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders to be held on August 21, 2001 or at any adjournment thereof.

      Unless otherwise marked, this proxy will be voted FOR the election of the nominees named, and FOR Proposal No. 2 and in their discretion, the Proxies may vote upon any other business that properly comes before the meeting.

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY BALLOT FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    BALLOT

               ANNUAL MEETING OF STOCKHOLDERS - August 21, 2001

 1. For Election of
    Directors
  (Mark only one)  [ ]  Vote FOR all nominees listed  [ ] Vote WITHHELD
                        below (Except as directed to      from all nominees
                        the contrary below)                 Joseph Khoshabe
                          Joseph Khoshabe                   John A. Clark
                          John A. Clark                     Robert S. Luce
                          Robert S. Luce                    Elliot R. Jacobs
                          Elliot R. Jacobs                  James R. Zuhlke
                          James R. Zuhlke

 INSTRUCTIONS: To withhold vote for any individual nominee, write that nominee's name in the space provided below.

 ____________________________________________________________________________

                                      For    Against    Abstain
 2. For Independent Accountants       [ ]      [ ]        [ ]


 _________________________________  _________________________________________
 Print Name of Stockholder                 Signature of Stockholder or Proxy




 _________________________________  _________________________________________
 Address                                   Number of Shares